UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2019

Mitcham Industries, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-13490	76-0210849
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2002 Timberloch Place, Suite 400 The Woodlands, Texas		77380
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 936-291-2277

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.01 par value per share	MIND	The NASDAQ Stock Market LLC
Series A preferred Stock - $1.00 par value per share	MINDP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amended and Restated Equity Distribution Agreement

On December 18, 2019, Mitcham Industries, Inc. (the “Company”) entered into an amended and restated equity distribution agreement (the “Equity Distribution Agreement”) with Ladenburg Thalmann & Co. Inc. (the “Agent”), pursuant to which the Company may sell up to 500,000 shares of the Company’s 9.00% Series A Cumulative Preferred Stock, liquidation preference $25.00 per share, par value $1.00 per share (the “Series A Preferred Stock”), from time to time to or through the Agent. The Equity Distribution Agreement amends, restates and replaces in its entirety the equity distribution agreement dated October 7, 2016 between the Company and the Agent, pursuant to which 433,564 of the 500,000 shares of our Series A Preferred Stock covered by Equity Distribution Agreement have been previously sold.

Pursuant to the Equity Distribution Agreement, the Series A Preferred Stock may be offered and sold through the Agent by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act of 1933, as amended, including without limitation sales made directly on the NASDAQ Global Select Market, on any existing trading market for the Series A Preferred Stock or to or through a market maker other than on an exchange or, if specified in a placement notice from the Company, in negotiated transactions. Under the terms of the Equity Distribution Agreement, the Company may also sell Series A Preferred Stock to the Agent as principal for its own account at a price agreed upon at the time of sale. Under the Equity Distribution Agreement, the Agent will be entitled to compensation of up to 2.0% of the gross proceeds from the sale of the Series A Preferred Stock sold through the Agent from time to time pursuant to the terms of the Equity Distribution Agreement. The Company has no obligation to sell any of the Series A Preferred Stock under the Equity Distribution Agreement and may at any time suspend solicitations and offers under the Equity Distribution Agreement.

The Series A Preferred Stock will be issued pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-233984), declared effective by the Securities and Exchange Commission (“SEC”) on October 3, 2019. The Company is filing a prospectus supplement, dated December 18, 2019, to the prospectus, with the SEC in connection with the offering and sale by the Company of up to 66,436 shares of the Series A Preferred Stock.

Relationships

The Agent and its affiliates may from time to time in the future provide to the Company and its affiliates certain commercial banking, financial advisory, investment banking and other services in the ordinary course of their business, for which they would receive customary fees and commissions. In addition, Peter H. Blum, who serves as a director on the Company’s Board of Directors, is also Co-Chief Executive Officer and Co-President of the Agent. From time to time the Agent and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in the Company’s debt or equity securities or loans, and may do so in the future.

The foregoing description of the Equity Distribution Agreement is not complete and is qualified in its entirety by reference to the Equity Distribution Agreement, a copy of which is attached as Exhibit 1.1 hereto and incorporated into this Item 1.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description

1.1	Amended and Restated Equity Distribution Agreement, dated as of December 18, 2019, by and between Mitcham Industries, Inc. and Ladenburg Thalmann & Co. Inc.

5.1	Opinion of Thompson & Knight LLP

23.1	Consent of Thompson & Knight LLP (included in Exhibit 5.1 hereto)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mitcham Industries, Inc.

December 18, 2019	By:	/s/ Robert P. Capps
		Name:	Robert P. Capps
		Title:	Co-Chief Executive Officer, Executive Vice President-Finance and Chief Financial Officer